Vycor Announces Addition to Board of Directors

BOCA RATON, FL (May 3, 2013) – Vycor Medical, Inc. (“Vycor”) (OTCBB: VYCO) announced today that it is adding to the expertise on its board of directors with the appointment of Lowell Rush as independent director and Chairman of a newly-formed Audit Committee. At the same time Heather Vinas, who has remained on the Board since stepping down as President in May 2010, will depart the Board.

Mr Rush, age 56, has extensive experience in financial management and operational development, and is currently Chief Operating Officer of Miami-based Cosmetic Dermatology, Inc. Previously, he held positions as CFO of Bijoux Terner, LLC; CFO of Little Switzerland, Inc; and VP Sales Operations of Rewards Network, Inc. He is a CPA with an MBA in International Business, who has also held financial management roles at multi-national companies Sunglass Hut International, Burger King Corporation and Knight-Ridder, Inc. He began his career with Big-4 firms Ernst & Young and Deloitte & Touche.

Adrian Liddell, Chairman of Vycor commented: “We view the building of a strong and independent board as a critical component of Vycor’s accelerating business development and welcome Lowell Rush onto the Board. Lowell has tremendous depth in financial and operating experience and will provide a valuable role to the board and management as Vycor continues to develop its business and operations. We also would like to thank Heather for her 8 years of prior service and contributions and wish her all the best in her future endeavors.”

About Vycor Medical, Inc.

With corporate headquarters in Boca Raton, FL, Vycor Medical, Inc. (“Vycor”) is a publicly traded company (OTC Bulletin Board: VYCO) dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions and has a growing portfolio of FDA-approved medical solutions that are changing and improving lives every day. The Company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach. Both technologies have exceptional sales growth potential, address large potential markets, have the requisite regulatory approvals and are commercialized and generating revenue. The Company has a strong patent portfolio with 34 granted patents and a further 21 patents pending.

Vycor Medical’s flagship, ViewSite™ Surgical Access Systems (VBAS) is a suite of clear cylindrical minimally invasive disposable devices that hold the potential for speedier, safer and more economical brain surgeries and a quicker patient discharge.  VBAS is designed to optimize neurosurgical site access, reduce patient risk, accelerate recovery and add tangible value to the professional medical community. Vycor Medical is ISO 13485:2003 compliant, has FDA 510(K) clearance for VBAS for brain and spine surgeries and regulatory approvals for brain surgeries in Australia, Canada, China, Europe, Japan, Korea and Russia. For an overview of Vycor Medical’s VBAS see http://player.vimeo.com/video/39766887

NovaVision develops and provides science-driven neurostimulation therapy and other medical technologies that help improve and partially restore sight in patients with neurological vision impairments. The company’s proprietary Visual Restoration Therapy® (VRT) platform is clinically supported to improve lost vision resulting from stroke, traumatic brain injury (“TBI”), or other acquired brain injuries.

VRT is the only FDA 510K cleared medical device in the U.S. aimed at the restoration of vision for neurologically induced vision loss and can be prescribed by any ophthalmologist, optometrist, neurologist or physiatrist.  VRT also has CE Marking for the EU. NovaVision also provides Neuro-Eye Therapy (NeET) in the EU, aimed at increasing visual sensitivity deep within the field defect. NovaVision also provides a fully portable and ADA-compliant Head Mounted Perimeter (HMPTM) which aids in the detection and measurement of visual field deficits. For an overview of NovaVision see http://player.vimeo.com/video/39765566

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com or www.novavision.com.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast", "anticipate", "estimate", "project", "intend", "expect", "should", "believe", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.